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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this 1997 Annual Report on Form 10-K of Lehman Brothers Holdings Inc. (the "Company") of our report dated January 7, 1998, included in the 1997 Annual Report to Stockholders of Lehman Brothers Holdings Inc.

     Our audits also included the financial statement schedule of Lehman Brothers Holdings Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements and Post Effective Amendments on Form S-3 File Nos. 333-44771, 333-38227, 333-14791 and 33-53651 of the Company and in the related Prospectuses, of our report dated January 7, 1998 with respect to the consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. included or incorporated by reference in this 1997 Annual Report on Form 10-K for the year ended November 30, 1997.

                                                    ERNST & YOUNG LLP

New York, New York
February 27, 1998